Exhibit 10.11

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. ONE TO

ASSET PURCHASE AGREEMENT

between:

CYPRESS BIOSCIENCE, INC.,

PROPRIUS, INC.,

and

EXAGEN DIAGNOSTICS

Dated as of March 10, 2011

AMENDMENT NO. ONE TO ASSET PURCHASE AGREEMENT

This Amendment No. One is made as of this 10th day of March, 2011 by and among Cypress Bioscience, Inc., a Delaware corporation (“Seller”), Proprius, Inc., a Delaware corporation (“Subsidiary”), and Exagen Diagnostics, Inc., a Delaware corporation (“Purchaser” and, collectively with Seller and Subsidiary, the “Parties”) to that certain Asset Purchase Agreement, dated as of October 8, 2010, by and among the Parties (the “Agreement”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Agreement.

RECITAL

The Parties wish to set forth herein amendments to certain provisions of the Agreement pertaining to the Acquired Xifin Accounts Receivable to, among other things, (a) change the amount Seller or Subsidiary is required to pay to Purchaser for the Acquired Xifin Accounts Receivable, including for royalties and collection fees paid by Purchaser, and (b) provide that Purchaser need not collect receivables from patients except to the extent such patients have received reimbursement from insurance companies.

AMENDMENT

The Parties, intending to be legally bound, agree as follows:

1. Amendment and Restatement of Section 1.3(h). Section 1.3(h) of the Agreement is amended and restated to read as follows:

“(h) Within [***] days after the delivery of each monthly reconciliation contemplated by Section 1.8(f) of this Agreement, Seller or Subsidiary, as applicable, shall, subject to Section 10.17, pay to Purchaser: (i) for monthly reports within the period of time beginning on the Closing Date and ending on January 31, 2011, an amount equal to (x) [***]% multiplied by all amounts received pursuant to Acquired Xifin Accounts Receivable during such month plus (y) [***]% multiplied by the amount of license royalties paid by Purchaser under any Contracts which are attributable to such accounts receivable during such month plus (z) [***]% multiplied by the amount of the collection fee (which amount shall not exceed [***]% of the amount collected) paid by Purchaser to Xifin with respect to such accounts receivable during such month, and (ii) for monthly reports within the period of time beginning on February 1, 2011 and continuing until the end of the Acquired Xifin Accounts Term, an amount equal to (x) [***]% multiplied by all amounts received pursuant to Acquired Xifin Accounts Receivable during such month plus (y) [***]% multiplied by the amount of license royalties paid by Purchaser under any Contracts which are attributable to such accounts receivable during such

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month plus (z) [***]% multiplied by the amount of the collection fee (which amount shall not exceed [***]% of the amount collected) paid by Purchaser to Xifin with respect to such accounts receivable during such month. For accounts receivable for testing services performed by Purchaser with a date of service of October 6, 2010 or later (as defined by the blood sample draw date) (the “Post-10/5 Accounts Receivable”), the Parties shall, subject to Section 10.17, follow the procedures set forth under “Post-10/5 Accounts Receivable” in Schedule 5.8.”

2. Amendment to Section 1.7. Section 1.7 of the Agreement is amended by appending subsection (b) thereto, to read as follows:

“(b) Notwithstanding anything to the contrary in Section 1.7(a)(iii), Purchaser shall have no obligation to make any efforts to collect any patient receivables that are (i) [***] or (ii) [***]. For all collection efforts, Purchaser will have the right to use its patient financial assistance program and its reasonable billing and collection policies.”

3. Treatment of Non-Xifin AR. The portion of Schedule 5.8 of the Agreement under the heading “Non-Xifin Accounts Receivable” is amended and restated to read as follows:

“Non-Xifin Accounts Receivable (“Non-Xifin AR”)

Claims or Payments for testing Services performed by Seller or Subsidiary, as applicable, with a date of service, as defined by blood sample draw date, prior to January 12, 2010.

•	Seller will retain all rights to pursue payment for Non-Xifin AR claims.

•

Seller will not pursue payment for Non-Xifin AR resulting from amounts billed to patients if Seller or its agents have not received such Claims or Payments on or before March 10, 2011; provided, however, the foregoing restriction shall not apply to any Reimbursement Receivables.

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•	Purchaser will make available any information and data required to pursue Non-Xifin AR.”

4. Treatment of Xifin AR. The portion of Schedule 5.8 of the Agreement under the heading “Xifin Accounts Receivable” is amended and restated to read as follows:

“Xifin Accounts Receivable (“Xifin AR”)

Claims and Payments for testing services performed by Seller with a date of service, as defined by the blood sample draw date, of January 12, 2010 through the close of business on October 5, 2010:

•	All Xifin AR will be submitted for payment using Seller provider identification numbers.

•	Purchaser will work with Xifin to provide all required information for efficient processing of Xifin AR.

•	Seller will provide purchaser with electronic copies of all deposits made to Seller for Xifin AR.

•

On a monthly basis Purchaser will provide Seller with a reconciliation statement detailing the total collections by test for that month, the royalties owed on said payments, the collection fee owed to Xifin on said payments (per the surviving contract between Purchaser and Xifin, never to exceed [***]%), the [***]% to [***]% or [***]% to [***]% split, as applicable to such month, between Seller and Purchaser of said payments and other payments owed between Seller and Purchaser relating to the royalties and payments to Xifin.

•	Seller and Purchaser will settle the monies due within 14 days after the delivery of each monthly reconciliation statement contemplated in the previous bullet point.”

5. Miscellaneous. Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the terms thereof. This Amendment No. One will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law) and may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

[Signatures Follow]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Parties have caused this Amendment No. One to be executed as of the date first written above.

CYPRESS BIOSCIENCE, INC.		PROPRIUS, INC.

By	/s/ Jeffrey A. Meckler	By	/s/ Sabrina Martucci Johnson
Name:	Jeffrey A. Meckler	Name:	Sabrina Martucci Johnson
Title:	Interim Chief Executive Officer	Title:	President

EXAGEN DIAGNOSTICS, INC.

By	/s/ Scott L. Glenn
Name:	Scott L. Glenn
Title:	Chairman and Chief Executive Officer

[Signature page to Amendment No. One]